UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 30, 2009

Corgenix Medical Corporation

(Exact name of registrant as specified in its charter)

Nevada	000-24541	93-1223466
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Identification Employer No.)

11575 Main Street, Suite 400, Broomfield, Colorado		80020
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (303) 457-4345

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 30, 2009, Corgenix Medical Corporation (the “Company”) accepted the resignation of Dr. Luis Lopez as Chairman of the Board of Directors of the Company.   Dr. Lopez will continue to serve as a director for the remainder of his term, and will now have more time to dedicate to his leadership responsibilities as Chief Medical Officer.

On July 30, 2009, the Board of Directors elected Mr. Stephen P. Gouze to serve as the Company’s Chairman, effectively immediately.  Mr. Gouze, age 57, has served on the Company’s Board of Directors since February of 2008.  From 1998 through 2007, Mr. Gouze was President of DiaSorin, Inc., the U.S. subsidiary of an international diagostic company, and President of DiaSorin, S.p.A., a company focusing on hepatitis, endocrinology and instrumentation.  In that capacity, he had complete profit and loss responsibility for the subsidiary. The Board has decided to re-focus its energy on developing a new strategic direction to management’s efforts. Electing Mr. Gouze as Chairman is a step towards this goal. Mr. Simpson will continue to manage operations as President and Chief Executive Officer, and will continue to report to the Board of Directors. As the Board’s representative, Mr. Gouze will provide dedicated support to Mr. Simpson and the management team in regard to specific direction and strategies, and will assist the Board in its oversight functions by acting in a consultative capacity.

From 1997 to 1998, Mr. Gouze was Vice President, Sales and Marketing of IncSTAR Corporation, the predecessor company of DiaSorin. From 1994 to 1997, Mr. Gouze was Vice President, Sales and Marketing for PathCor, Inc. (Medical Arts Laboratory), an Oklahoma City clinical testing laboratory. From 1989 to 1994, Mr. Gouze was the Director of Marketing of Sanofi Diagnostics Pastueur, an international diagnostic company focusing on blood viruses, autoimmunity and allergies, and from 1987 to 1989, he was the Marketing Manager of Kellestad Diagnostics, Inc. (now part of BioRad Laboratories, Inc.), a predecessor division of Sanofi Diagostics Pastueur. Mr. Gouze received a Bachelor of Science Degree in Medical Technology from the University of Wisconsin.

On July 30, 2009, the Company entered into an Executive Services Agreement with Mr. Gouze. Pursuant to the Executive Services Agreement, the Company will pay Mr. Gouze a monthly fee of $5,000 per month and reimburse Mr. Gouze for all reasonable out-of-pocket expenses incurred in connection with the performance of his duties as Chairman.  Mr. Gouze will have no right to participate in any bonus, executive compensation, equity incentive or health and welfare benefit plan or program offered by the Company, unless otherwise determined by the Compensation Committee in its sole discretion.  The Executive Services Agreement may be terminated without cause by the Company upon thirty days notice and by Mr. Gouze upon sixty days notice, or immediately by the Company for cause.

Item 9.01	Financial Statements and Exhibits

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORGENIX MEDICAL CORPORATION

Date: July 30, 2009	By:	/s/ Douglass T. Simpson
Name: Douglass T. Simpson
Title: President and Chief Executive Officer